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                                                                   EXHIBIT 10.2

                             ATARI INTERACTIVE, INC.

                             SECURED PROMISSORY NOTE

$23,058,997.19                                                  November 3, 2004

            ATARI INTERACTIVE, INC. (the "Company"), a Delaware corporation, promises to pay to Atari, Inc. ("Atari"), a Delaware corporation, or its assigns (Atari or its assign being the "Holder"), at the times described below, the principal sum of $23,058,997.19 , plus all additions to that principal sum made as provided in Section 2 or 5 below. The Company also promises to pay interest on the balance of that principal sum which is unpaid from time to time at the rate per annum during each calendar month that is (i) the prime rate (as quoted in The Wall Street Journal on the second to last business day of the preceding calendar month) plus (ii) 3.25% per annum.

            1. Subject to the prepayment provisions in Section 6, the principal sum evidenced by this Note will be due and payable in its entirety on March 31, 2005.

            2. Interest will be payable on the first day of each calendar month (each an "Interest Payment Date"), with the first interest payment to be made on the first Interest Payment Date after the date of this Note. Until March 31, 2005, the interest payment due on each Interest Payment Date will be added to, and become part of, the principal sum evidenced by this Note. Any interest payment due after March 31, 2005 must be paid in cash on the day on which it is due.

            3. Each payment of principal or interest will be made to the Holder by certified or bank cashier's check or wire transfer, at such address or to such account as the Holder specifies to the Company in writing at least three business days before the payment is due to be made.

            4. Any payment of principal or interest which is not made when it is due will bear interest from the day it is due until it is paid at the annual rate which is 200 basis points higher than the interest rate in effect on the day the payment is due, or such lower rate as is the maximum rate permitted by law.

            5. If after the date of this Agreement, Atari advances any sums to the Company, whether in the form of loans or otherwise, Atari may, at the time of each advance, elect, by a notice to the Company given at or before the time of the advance, to add the sum advanced to the principal sum evidenced by this Note, in which case, at the time that sum is advanced by Atari, that sum will be added to, and will become part of, the principal sum evidenced by this Note, will bear interest from that date at the rate provided in this Note and will be secured by the security for sums due under this Note as provided in Section 11.

            6. (a) Pursuant to the terms of that certain Obligation Assignment and Security Agreement (the "Security Agreement") dated as of November 3, 2004 among the Company, Atari, Infogrames Entertainment, S.A. ("IESA"), Atari Europe S.A.S. ("Europe") and Paradigm Entertainment, Inc. ("Paradigm"), Atari may at any time apply any sum due from Atari to the Company, IESA, Europe or Paradigm as a prepayment of the sums evidenced by this Note. Each such prepayment will be applied first against any interest that is due and payable (and has not been added to, and become a part of, the

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principal sum evidenced by this Note) and the balance of each such prepayment will be applied to reduce the outstanding balance of the principal sum evidenced by this Note.

      (b) In order to apply a sum owed by Atari to the Company, IESA, Europe or Paradigm as a prepayment of the sums evidenced by this Note, Atari must notify the Company and, if a sum due to IESA, Europe or Paradigm is being applied, notify the applicable one of IESA, Europe and Paradigm of the amount that is being applied as a prepayment of sums evidenced by this Note and in that notice identify the payable that is being applied.

      (c) If Atari applies a sum owed to IESA or to Paradigm against sums due under this Note, the Company will automatically become obligated to pay that sum to the applicable one of IESA or Paradigm, provided that the Company will not be permitted to make such payment, and neither IESA nor Paradigm will make any effort to collect such amount, until all interest on, and principal of, the indebtedness evidenced by this Note has been paid in full (whether in cash, by application of sums due to the Company, IESA or Paradigm, or otherwise).

            7. The Company may at any time prepay all or any portion of the outstanding balance of the principal sum evidenced by this Note, provided that each prepayment must be at least $100,000, or such lesser amount as is the entire principal sum which is outstanding immediately before the prepayment. Each prepayment of principal must be accompanied by all accrued but unpaid interest on the principal sum being prepaid.

            8. If at March 31, 2005, any royalties or other sums from Atari to the Company have been earned, but are not yet due and payable, the Company may apply all or a portion of those royalties or other sums in payment of sums due under this Note on March 31, 2005, by notifying Atari not later than March 31, 2005 of the amount of those sums that is being applied. Delivery of that notice to Atari will irrevocably (i)satisfy Atari's obligation to pay to the Company the sum that is applied when that sum becomes due, and (ii) constitute payment of the sums due under this Note in an amount equal to (A) the sum that is applied, (B) discounted at the same interest rate as the one applicable to this Note for the month of February 2005.

            9. Each of the following events will constitute an Event of Default:

                  (a) The Company fails to make any payment of principal on or before the day on which it is due; or

                  (b) The Company fails to make any payment of interest within ten days after the day on which is it due (after taking account of the Company's right to add interest to principal as provided in Section 2); or

                  (c) The Company fails to, on or before November 12, 2004, execute and deliver to the Holder the Security Agreement and the Collateral Agency Agreement (as described in Section 11(a)(ii)), perform all the other acts required by Section 11, and deliver to the Holder all the other documents required by the Collateral Agency Agreement; or

                  (d) The Company defaults in any of its obligations under this Note other than obligations described in paragraphs (a), (b) and (c) above and fails to cure that default within 30 days after a written demand from the Holder that the Company do so; or

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                  (e) The Company or a significant subsidiary (as that term is defined in Securities and Exchange Commission Regulation S-X) commences a proceeding seeking relief as a debtor under the Bankruptcy Code or any other insolvency law; or

                  (f) An order is entered in a proceeding under the Bankruptcy Code or any other insolvency law declaring the Company or a significant subsidiary to be insolvent or appointing a receiver or similar official for substantially all the Company's or a significant subsidiary's assets, and that order is not dismissed within 90 days; or

                  (g) Because of events of default, holders of indebtedness of the Company for borrowed money aggregating more than $100,000 accelerate the time when that indebtedness is due and payable.

            10. Upon the occurrence of an Event of Default, the Holder may, by a notice to the Company given while the Event of Default is continuing, declare the entire unpaid balance of the principal sum evidenced by this Note and all accrued but unpaid interest to be due and payable, in which event that principal balance and accrued but unpaid interest will be immediately due and payable, except that if the Event of Default is of the type described in subparagraph 9(e) or (f) above, the entire unpaid balance of the principal sum evidenced by this Note and all accrued but unpaid interest will be immediately due and payable when the Event of Default occurs, without requiring any notice or other action by the Holder.

            11. To secure the Company's obligations to pay principal and interest, and all the Company's other obligations, under this Agreement, the Company grants the Holder the security interests described in the following paragraphs.

      (a) (i) The Company grants the Holder a security interest in 2,000,000 shares of Atari common stock owned by the Company (the "Collateral Shares"). With regard to the Collateral Shares, the Holder will have all the rights, and be entitled to all the remedies, granted by the Uniform Commercial Code as in effect in New York State to a secured party upon default by a debtor, as well as all rights provided in the Collateral Agency Agreement described in paragraph
(b) and provided elsewhere in this Note.

            (ii) In order to perfect the security interest in the Collateral Shares, not later than November 12, 2004, the Company will (A) execute and deliver to the Holder a Collateral Agency Agreement (the "Collateral Agency Agreement") among the Company, Atari and a collateral agent (the "Collateral Agent") designated by Atari and approved by the Company (which approval will not be unreasonably withheld), in a form that is specified by Atari and is approved by the Company (which approval will not be unreasonably withheld), and (B) deliver to the Collateral Agent the certificates representing the Collateral Shares, each accompanied by a stock power executed in blank, to be held by the Collateral Agent on behalf of the Holder pursuant to the Collateral Agency Agreement.

      (b) (i) The Company grants the Holder a security interest in all of Company's right, title and interest in and to the Atari Marks within the Territory within the class(es) of goods and services that encompass any and all of Atari's rights with respect to the Atari Marks for the Products pursuant to the Trademark License, it being understood and agreed that the Products referred to in the Trademark License will be deemed to expressly include formats, platforms, technology and delivery systems that now or hereafter exist or are created or developed, and it being further understood and agreed that if Atari should foreclose on such security interest, then with respect to each class of good and services within which any Products may be developed, published or distributed, Atari shall become the registered owner of the registrations and/or applications associated with the Atari Marks. As used in this Note, the term "Atari

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Marks" means the "Atari" trademark and Fuji Logo (collectively, the "Atari
Marks") that, pursuant to a Trademark License Agreement (the "Trademark License") dated September 4, 2003 between the Company and Atari, Atari has certain exclusive rights to use with regard to Products and the Business throughout the Territory (as such terms are defined in the Trademark License), as well as to use the Atari name as (and the Fuji Logo in connection with) its corporate name.

            (ii) The Company does not grant to Atari any security interest in the Atari Marks with regard to any product other than the Products, for any business other than the Business, in any territory other than the Territory, as such terms Products, Business and Territory are defined in the Trademark License and Paragraph 11(b)(i). The Company acknowledges and agrees that although Atari will not own the Atari Marks with regard to Products distributed outside the Territory, Atari shall have the absolute, royalty free, right to utilize the Atari Marks as part of any legally-required designation of owner, manufacturer, marketing entity, etc. of Products for so long as its corporate name is Atari.

            (iii) Not later than November 12, 2004, the Company will deliver to the Holder all documents that must be filed with the United States Patent and Trademark Office (and the equivalent governmental agencies in Canada and Mexico), and all other documents that are necessary to perfect the security interest in the Atari Marks described in subparagraph 11(b)(i) above, and deliver to the Collateral Agent, to be held pursuant to the Collateral Agency Agreement, (A) executed copies of all documents and other items reasonably requested by the Holder in order to enable the Holder to take or transfer ownership of, and permit the Holder or another person to exploit fully, the Atari Marks upon foreclosure of the security interest in the Atari Marks (the "Trademark Documentation"), which documentation will include instruments of assignment and any other documents that must be filed with the United States Patent and Trademark Office (and the equivalent governmental agencies in Canada and Mexico) to effect a transfer and assignment of the Atari Marks, and (B) a termination agreement, terminating Atari's obligations to the Company under the Trademark License Agreement dated September 4, 2003.

            (iv) Not later than November 30, 2004, the Holder will obtain from an independent expert approved by the Company (which approval will not be unreasonably withheld) a valuation of the Trademarks (the "Trademark Value") as a currently salable asset, without any expenditures by the seller to increase the sale price of the Trademarks and taking account of the liquidity, or lack of liquidity, in the market in which the Trademarks would be sold, as well as the value to Atari of the termination of its need to make future royalty payments (assuming the payments required by the Trademark License would continue in perpetuity at the same level as those anticipated during the term of the Trademark License) as a result of the termination of the Trademark License Agreement. If the Company disagrees with the Trademark Value determined by the independent expert, the Company may appoint a second expert to determine the Trademark Value. If the two experts disagree as to the Trademark Value, they will appoint a third expert, and the Trademark Value determined by the third expert (but not more than the higher, nor less than the lower, of the values determined by the first two experts) will be the Trademark Value.

      (c) If any sum required by this Note to be paid is not paid when it is due, at any time after that and until all payments required by this Note have been made, the Holder may, in addition to exercising any other remedies to which it may be entitled, (i) take possession of the Atari Marks in satisfaction of a portion of the Company's obligations to make payments under this Note equal to the Trademark Valuation by instructing the Collateral Agent to deliver the Trademark Documentation to the Holder or its designee (which may be a purchaser in a foreclosure sale), (ii) instruct the Collateral Agent to deliver the Collateral Shares to the Holder or its designee (which may be a purchaser in a foreclosure sale) or (iii) do both. If the Trademark Value exceeds (A) the balance due under this Note, minus (B) the value of any Collateral Shares that are delivered to the Holder or its designee on the day those Collateral Shares are delivered, at the same time the Holder notifies the Collateral Agent to deliver the Trademark Documentation to the Holder or its designee, the Holder must deliver to the Company (x) the number of

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shares of Atari common stock that is the lesser of (I) the number of shares that has a total value on the day they are delivered equal to the amount by which the Trademark Value exceeds the balance due under this Note minus the value of any Collateral Shares that are delivered and (II) the number of shares that is 4.9% of the number of shares of Atari common stock that are outstanding, plus (y) if the value of the shares of Atari common stock that are delivered is less than the amount by which the Trademark Value exceeds the balance due under this Note minus the value of any Collateral Shares that are delivered, a promissory note in which the Holder promises to pay the amount of the deficiency beginning December 31, 2009 in annual payments of $5 million each (or such lesser amount as is the entire amount due) plus interest, payable monthly, at the prime rate from time to time (as reported in The Wall Street Journal) plus 3.25% per annum.

      (d) For the purposes of this Note, the value of a share of Atari common stock on any day will be deemed to be the average of the last sale prices of Atari common stock reported on the Nasdaq National Market (or such other market as is the principal market for Atari common stock) on each of the four trading days immediately preceding that day.

      (e) When the entire principal sum evidenced by this Note and all interest and other sums due under this Note have been paid in full, the security interests granted in this Section will terminate as to all the collateral that continues to be held by the Collateral Agent, and the Holder will instruct the Collateral Agent to return to the Company any share certificates or Trademark Documentation that it is holding.

            12. No amendment of this Note, waiver of any provision of this Note, or extension of the time by which the Company must make any payment of principal or interest required by this Note will be effective unless it is made in writing by the Holder. Any waiver or extension will be effective only in the instance and for the purpose for which it is given.

            13. The remedies provided in this Note are cumulative and are not exclusive of any other remedies provided by law. The Company will pay on demand any expenses (including reasonable attorneys' fees and expenses) incurred by the Holder in enforcing its rights under this Note.

            14. Any notice or other communication required or permitted to be given under this Note must be in writing and will be deemed given on the day when it is delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which it is mailed by first class mail from within the United States of America, addressed (i) if to the Company, to the Company's principal executive offices and to the principal facsimile number at those executive offices, Attention: President, or at such other address or facsimile number as the Company may specify to the Holder in writing, and (ii) if to the Holder, at the address or facsimile number specified by the Holder to the Company in writing.

            15. This Note will be binding upon the Company and its assigns, and will inure to the benefit of the Holder and the Holder's assigns. This Note will be governed by, and construed under, the laws of the State of New York in the United States of America, without regard to principles of conflicts of laws that might apply the laws of another jurisdiction.

            16. The Company agrees that any action or proceeding to collect any principal or interest due under this Note or to enforce any other provision of this Note may be brought in any state or Federal court sitting in the Borough of Manhattan in New York, New York, but not in any other court, and the Company (i) submits to the jurisdiction of each of those courts for the purpose of any such action or proceeding, (ii) agrees not to seek to change the venue of any such action or proceeding which is brought in any of those courts, whether because of inconvenience of the forum or otherwise (but nothing in this Section will prevent a party from removing an action or proceeding from a state court sitting in the

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Borough of Manhattan to a Federal court sitting in that Borough), and (iii)
agrees that process in any such action or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

                                  *************

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            IN WITNESS WHEREOF, the Company is executing this Note on the date shown on the first page.

                                    ATARI INTERACTIVE, INC.

                                    By: /s/ Harry M. Rubin
                                        ---------------------------------
                                        Title: Senior Executive Vice President

                          ATARI SECURED PROMISSORY NOTE